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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                      November 13, 1996 (November 6, 1996)



                            OSICOM TECHNOLOGIES, INC.
               (Exact name of Registrant as specified in charter)



       New Jersey                       0-15810                  22-2367234
  State or other juris-               (Commission               (IRS Employer
diction of incorporation             File Number)            Identification No.)





2800 28th Street, Suite 100, Santa Monica, CA                       90405
   (Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code:            (310) 581-4030
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Item 5.           Other Events - Change in Chief Executive Officer of Registrant



         Effective November 6, 1996, Par Chadha was appointed Chief Executive Officer of Osicom Technologies, Inc. ("Osicom"). Mr. Chadha replaces Sharon Chadha who will remain as Chairman of the Board.

         Par Chadha, age 41, founded Osicom in 1981 and has been a director of Osicom since that time. He served as President and Chief Executive Officer of Osicom from July 1981 through May 1993, and as Chairman from July 1981 through June 18, 1996. Mr. Chadha has been a director and Chairman of Builders Warehouse Association, Inc., since March 30, 1995. Mr. Chadha served as a director of Saratoga Brands, Inc., from January 1995 through July 1995, and a director and Chairman of the Board of Phoenix Laser Systems, Inc., from September 1993 to November 1993, and has been Chairman, President and Chief Executive Officer of Oxford Acquisitions Group, Inc., since February 1994. Mr. Chadha is also a director of Rand Research Corporation, RII Partners, Inc. and RT Investments, Inc., which are privately held companies.






                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                Osicom Technologies, Inc.
                                                -------------------------
                                                       (Registrant)


Dated:  November 13, 1996                       By:  /s/Christopher E. Sue
                                                --------------------------
                                                      Christopher E. Sue,
                                                    Chief Financial Officer